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                                                                  EXHIBIT (d)(i)

                                   ADDENDUM TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                           SSgA FUNDS MANAGEMENT, INC.
                                       AND
                          streetTRACKS(SM) SERIES TRUST

        This Addendum is made as of the 1st of May, 2001 to the Agreement dated the 1st of May, 2001, between streetTRACKS(SM) Series Trust, a Massachusetts business trust (the "Trust"), and SSgA Funds Management, Inc., a Massachusetts corporation (the "Adviser").

WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust with respect to the streetTRACKS(SM) Wilshire REIT Index Fund; and

WHEREAS, the Adviser desires to engage one or more sub-advisers to perform some of those investment advisory services for the streetTRACKS(SM) Wilshire REIT Index Fund;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Trust and Adviser agree as follows:

ENGAGEMENT OF SUB-ADVISERS (streetTRACKS(SM) Wilshire REIT Index Fund)

The Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser to streetTRACKS(SM) Wilshire REIT Index Fund under this Agreement, which sub-advisers may be affiliates of the Adviser.

IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

Attest:                             streetTRACKS(SM) SERIES TRUST


By:  /s/ Michael E. Gillespie       By:     /s/ Augustin J. Fleites
    -------------------------               ----------------------------

                                    Name:   Agustin J. Fleites
                                            ----------------------------

                                    Title:  President
                                            ----------------------------


Attest:                             SSgA FUNDS MANAGEMENT, INC.


By: /s/ Michael E. Gillespie        By:     /s/ Timothy B. Harbert
    -------------------------               ----------------------------

                                    Name:   Timothy B. Harbert
                                            ----------------------------

                                    Title:  Executive Vice President
                                            ----------------------------